Exhibit 99.1

PRELIMINARY — SUBJECT TO COMPLETION

TRITON INTERNATIONAL LIMITED
VICTORIA PLACE, 5TH FLOOR
31 VICTORIA STREET
HAMILTON HM 10, BERMUDA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TRTN2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20199-S69809 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TRITON INTERNATIONAL LIMITED

The Board of Directors unanimously recommends you vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. **Merger Proposal** – To approve and adopt (a) the Agreement and Plan of Merger (as it may be amended from time to time), by and among Triton International Limited ("Triton"), Brookfield Infrastructure Corporation ("BIPC"), Thanos Holdings Limited ("Parent"), and Thanos MergerSub Limited ("Merger Sub"), (b) the form of Statutory Merger Agreement (as it may be amended from time to time) by and among Triton, BIPC, Parent, and Merger Sub, pursuant to which Merger Sub will merge with and into Triton (the "Merger"), and (c) the transactions contemplated thereby, including the Merger.	☐	☐	☐
2. **Compensation Proposal** – To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Triton's named executive officers in connection with the Merger.	☐	☐	☐
3. **Adjournment Proposal** – To adjourn the Special General Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the Special General Meeting.	☐	☐	☐

NOTE: Proposals to be voted on at the meeting include such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Proxy Statement/Joint Prospectus is available at www.proxyvote.com. V20200-S69809 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2023 The undersigned hereby appoint(s) Brian M. Sondey, Michael S. Pearl and Carla Heiss as proxies, each with full power of substitution, to represent and vote as designated all common shares of Triton International Limited held of record by the undersigned on July 3, 2023 at the Special General Meeting of Shareholders of Triton International Limited to be held virtually, at 12:00 p.m., Eastern Daylight Time, on August 24, 2023 with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER BUSINESS SHOULD PROPERLY BE BROUGHT BEFORE THE SPECIAL GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR JUDGMENT. PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY Continued and to be signed on reverse side